Exhibit 99.1

RIVERVIEW FINANCIAL CORPORATION

REPORTS 2016 EARNINGS

HARRISBURG, PA, January 26, 2017 / MARKETWIRED / Riverview Financial Corporation (“Riverview”) (OTCQX: RIVE), the financial holding company for Riverview Bank, today reported unaudited financial results at and for the year ended December 31, 2016. Riverview reported net income of $3.1 million or $0.95 per basic and diluted weighted average share for 2016, compared to a net loss of $754 thousand, or ($0.28) per basic and diluted weighted average share, for the comparable period of 2015. The 2015 results included per-tax merger related expenses of approximately $3.3 million from the acquisition of Citizens National Bank of Meyersdale (“Citizens”) on December 31, 2015. Core net income for the year ended December 31, was $2.9 million, or $0.90 per share, in 2016 and $1.4 million, or $0.52 per share, in 2015. Core net income, a non-GAAP financial measure reconciled to net income in the tabular material that follows, excludes net gains (losses) on the sale of investment securities and acquisition related expenses, net of tax. Net gains on the sale of investment securities were $484 thousand in 2016. Net losses on the sale of investment securities totaled $17 thousand in 2015.

For the quarter ended December 31, net income was $488 thousand, or $0.15 per share, in 2016 compared to a net loss of $406 thousand, or ($0.15) per share, in 2015. Core net income for the fourth quarter was $488 thousand in 2016 compared to a core net loss of $65 thousand in 2015. The results for the three months ended December 31, 2015, included pretax merger expenses related to the acquisition of Citizens of approximately $530 thousand and net gains on the sale of investment securities of $13 thousand. Core net income per share for the fourth quarter was $0.15 in 2016, compared to a core net loss of ($0.02) in 2015.

“We are pleased to announce that core earnings in 2016 more than doubled those of 2015 adjusted for acquisition costs associated with the completion of the merger of Citizens National Bank of Meyersdale with and into Riverview Bank in the fourth quarter of 2015,” stated Kirk D. Fox, Chief Executive Officer. “On January 20, 2017, we successfully completed the closing of a $17 million capital offering. The primary objective of this issuance is to enhance shareholder value through elevating the level of asset generation by taking advantage of organic growth opportunities in new and existing markets. Most recently, we expanded our presence in Berks County through opening a full-service community banking office in Temple, Pennsylvania on January 11, 2017. This new office has a dedicated team of lenders and is expected to have a material impact on elevating loan growth and wealth management opportunities in the near term. We will continue to seek out expansion opportunities by taking advantage of disruptions caused by consolidation in the market,” continued Fox. “In addition, we plan to introduce our mobile banking product in the first quarter of 2017, which will significantly improve customer access to their banking relationship with Riverview Bank and is expected to grow our core deposit base,” concluded Fox.

HIGHLIGHTS

•	For the fourth quarter of 2016, loans, net grew $11.2 million or 11.1% annualized.

•	Nonperforming assets, excluding accruing restructured loans, decreased to $2.4 million at the end of the fourth quarter of 2016 from $2.6 million at the end of the third quarter 2016 and $4.2 million at December 31, 2015.

•	Core net income increased $1.5 million or 103.6% comparing the years ended December 31, 2016 and 2015.

•	Wealth management income increased 51.5% in the fourth quarter of 2016 versus the prior quarter.

INCOME STATEMENT REVIEW

Tax-equivalent net interest income for the twelve months ended December 31, increased $3.0 million to $18.6 million in 2016 from $15.6 million in 2015. The increase in tax equivalent net interest income was primarily attributable to additional interest earning assets and interest bearing liabilities acquired as part of the merger as well as a 4 basis point increase in the tax-equivalent net interest margin. The tax-equivalent net interest margin for the year ended December 31, 2016, improved to 3.83% from 3.79% for the year ended December 31, 2015. The tax-equivalent yield on the loan portfolio increased to 4.53% in 2016 compared to 4.49% in 2015. Loans, net averaged $403.0 million in 2016 and $351.6 million in 2015. For the twelve months ended December 31, the tax-equivalent yield on total investments decreased to 3.36% in 2016 from 3.39% in 2015. Average investments totaled $72.3 million in 2016 and $49.9 million in 2015. Average interest-bearing liabilities increased to $414.9 million in 2016 from $349.2 million in 2015. The cost of funds declined to 0.52% in 2016 from 0.55% in 2015. Tax-equivalent net interest income for the three months ended December 31, increased to $4.6 million in 2016 from $4.1 million in 2015. The tax-equivalent net interest margin for the fourth quarter of 2016 was 3.76% compared to 3.88% for the same period last year.

The provision for loan losses totaled $453 thousand for the year ended December 31, 2016, compared to $1.5 million in 2015. The decrease in the provision for loan losses in 2016 was primarily influenced by a lower level of nonperforming assets as a percentage of loans and foreclosed assets compared to the prior year period. A provision of $169 thousand was recognized for the quarter ended December 31, 2016 as compared with $1.0 million for the comparable period last year. The larger provision in the fourth quarter of 2015 was a result of writing down certain loans to two commercial customers.

For the year ended December 31, noninterest income totaled $3.4 million in 2016, an increase of $1.2 million from $2.2 million in 2015. Net gains on sale of investment securities were $484 thousand in 2016 compared to a net loss of $17 thousand in 2015. In addition, increases in service charges, fees and commissions, trust income, wealth management income, mortgage banking activities and life insurance investment income along with a decrease in losses on the sale of other real estate owned also helped to improve noninterest income. For the three months ended December 31, noninterest income totaled $844 thousand in 2016 and $469 thousand in 2015.

Noninterest expense decreased $688 thousand or 3.9%, to $17.1 million in 2016, from $17.8 million in 2015. The reduction in salaries and employee benefit expense was a result of the recognition of a severance payout for the departure of the former chief executive officer in 2015. The implementation of certain consolidation and efficiency initiatives related to branch closures in 2015 was the primary cause of declines in net occupancy and equipment expenses in 2016. The increase in other expenses comparing 2016 and 2015 was a result of additional advertising and charitable contribution expenditures. For the fourth quarter, noninterest expense amounted to $4.5 million in 2016 and $4.2 million in 2015.

BALANCE SHEET REVIEW

Total assets, loans and deposits totaled $543.0 million, $409.3 million, and $452.6 million, respectively, at December 31, 2016. Loans, net decreased $502 thousand comparing the end of the 2016 to year end 2015. Total investments were $73.1 million at December 31, 2016, a decrease of $2.7 million from year-end 2015. Total deposits increased $4.2 million in 2016. Noninterest-bearing deposits increased $3.8 million, while interest-bearing deposits increased $392 thousand in 2016. For the fourth quarter of 2016, loans net grew $11.2 million or 11.1% annualized as a result of increases in commercial real estate and tax-exempt loans. Investments grew $742 thousand in the fourth quarter of 2016 as purchases of US Treasury securities more than offset changes in the fair market value of investment securities available-for-sale and investment repayments. Total deposits decreased $6.4 million in the quarter ended December 31, 2016, as a decrease in interest-bearing deposits of $9.0 million was partially offset by an increase in noninterest-bearing deposits of $2.6 million.

Stockholders’ equity totaled $41.9 million or $12.95 per share at December 31, 2016, and $42.3 million or $13.20 per share at December 31, 2015. Stockholders’ equity decreased $2.2 million in the fourth quarter of 2016 due primarily to the change in accumulated other comprehensive income from decreases in the value of investment securities available-for-sale as a result of an increase in general market rates. Total tangible stockholders’ equity decreased to $35.1 million or $10.84 per share at December 31, 2016, compared to $37.3 million or $11.54 per share at September 30, 2016, and $36.0 million or $11.24 per share at year-end 2015. Dividends declared for the three and twelve months ended December 31, 2016 amounted to $0.14 per share and $0.55 per share, respectively. The dividend payout ratio was of 57.9% in 2016.

ASSET QUALITY REVIEW

Nonperforming assets were $8.2 million or 2.0% of loans, net and foreclosed assets at December 31, 2016, an improvement from $8.6 million or 2.2% at September 30, 2016, and $10.8 million or 2.6% at December 31, 2015. Adjusting for accruing restructured loans, nonperforming assets were $2.4 million or 0.6% of loans, net and foreclosed assets at December 31, 2016, $2.6 million or 0.6% at September 30, 2016, and $4.2 million or 1.0% at December 31, 2015. The allowance for loan losses equaled $3.7 million or 0.91% of loans, net at December 30, 2016, compared to $3.6 million or 0.91% at September 30, 2016, and $4.4 million or 1.07% of loans, net, at December 31, 2015. Loans charged-off, net of recoveries, for the twelve months ended December 31, 2016, equaled $1.1 million or 0.27% of average loans, compared to $899 thousand or 0.26% of average loans for the twelve months ended December 31, 2015. For the fourth quarter, net loans charged-off totaled $74 thousand or 0.07% of average loans in 2016 and $651 thousand or 0.73% of average loans in 2015.

Riverview Financial Corporation is the parent company of Riverview Bank and its operating divisions Halifax Bank, Marysville Bank, Citizens Neighborhood Bank, and Riverview Financial Wealth Management. An independent community bank, Riverview Bank serves its Central Pennsylvania market area of Berks, Cumberland, Dauphin, Northumberland, Perry, Schuylkill Counties, as well as its Southwestern Pennsylvania market area of Bedford, Cambria, Somerset and Westmoreland Counties through sixteen community banking offices and three limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Riverview Financial Wealth Management provides investment advisory services to the general public through offices in Lebanon, Northumberland and Schuylkill Counties. The Company’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

SOURCE: Riverview Financial Corporation

Contact: Scott A. Seasock, CFO at 717.827.4039 or sseasock@riverviewbankpa.com

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation, Riverview Bank, and its subsidiaries (collectively, “Riverview”) that may be considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Riverview claims the protection of the statutory safe harbors for forward-looking statements.

Riverview cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Riverview’ operations, pricing, products and services and other factors that may be described in Riverview’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations, present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre- acquisition operations of an acquired or combined business may cause reputational harm to Riverview following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Riverview assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely presents and supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income ratios. The reported results for the three and twelve months ended December 31, 2016 and 2015, contain items which Riverview considers non-core, namely net gains on sales of investment securities available-for-sale and acquisition related expenses. Riverview presents the non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in Riverview’s results of operation. Presentation of these non-GAAP financial measures is consistent with how Riverview evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in evaluation of companies in Riverview’s industry. Where non-GAAP measures are used in this press release, reconciliations to the comparable GAAP measures are provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from similarly titled non-GAAP financial measures of other financial institutions. These non-GAAP financial measures would not be considered a substitute for GAAP basis measures, and Riverview strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are presented in the tabular material that follows.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Riverview Financial Corporation

Five Quarter Trend

(In thousands, except per share data)

	Dec 31	Sept 30	Jun 30	Mar 31	Dec 31
	2016	2016	2016	2016	2015
Key performance data:
Per share data:
Net income (loss)	$0.15	$0.30	$0.27	$0.23	($0.15)
Core net income (loss) (1)	$0.15	$0.27	$0.23	$0.25	($0.02)
Cash dividends declared	$0.14	$0.14	$0.14	$0.14	$0.14
Book value	$12.95	$13.67	$13.57	$13.40	$13.20
Tangible book value (1)	$10.84	$11.54	$11.40	$11.47	$11.24
Market value:
High	$11.78	$12.20	$12.10	$13.20	$13.40
Low	$11.05	$11.00	$11.00	$11.00	$12.50
Closing	$11.60	$11.40	$12.10	$11.10	$13.20
Market capitalization	$37,559	$36,816	$38,973	$35,597	$42,313
Common shares outstanding	3,237,859	3,229,467	3,220,934	3,206,927	3,205,544
Selected ratios:
Return on average stockholders’ equity	4.50%	8.73%	7.92%	7.07%	(4.36%)
Core return on average stockholders’ equity (1)	4.50%	7.86%	6.85%	7.45%	(0.70%)
Return on average tangible stockholders’ equity (1)	5.34%	10.36%	9.34%	8.25%	(4.76%)
Core return on average tangible stockholders’ equity (1)	5.34%	9.33%	8.07%	8.72%	(0.76%)
Return on average assets	0.36%	0.73%	0.64%	0.56%	(0.35%)
Core return on average assets (1)	0.36%	0.66%	0.56%	0.59%	(0.06%)
Stockholders’ equity to total assets	7.72%	8.38%	8.29%	7.95%	7.70%
Efficiency ratio (2)	81.73%	74.02%	79.53%	76.84%	91.65%
Nonperforming assets to loans, net, and foreclosed assets	1.99%	2.15%	2.35%	2.44%	2.63%
Net charge-offs to average loans, net	0.07%		0.27%	0.74%	0.73%
Allowance for loan losses to loans, net	0.91%	0.91%	0.91%	0.93%	1.07%
Earning assets yield (FTE) (3)	4.19%	4.43%	4.22%	4.26%	4.30%
Cost of funds	0.51%	0.51%	0.54%	0.53%	0.50%
Net interest spread (FTE) (3)	3.68%	3.92%	3.68%	3.73%	3.80%
Net interest margin (FTE) (3)	3.76%	3.99%	3.75%	3.80%	3.88%

(1)	See Reconciliation of Non-GAAP financial measures.
(2)	Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gain (loss) on sale of investment securities available-for-sale.
(3)	Tax-equivalent adjustments were calculated using the prevailing federal statutory tax rate of 34%.

Riverview Financial Corporation

Consolidated Statements of Income

(In thousands, except per share data)

Twelve Months Ended	Dec 31 2016	Dec 31 2015
Interest income:
Interest and fees on loans:
Taxable	$17,565	$15,333
Tax-exempt	451	293
Interest and dividends on investment securities:
Taxable	1,931	959
Tax-exempt	326	476
Dividends	8	13
Interest on interest-bearing deposits in other banks	53	37
Interest on federal funds sold	2
Total interest income	20,336	17,111
Interest expense:
Interest on deposits	1,793	1,679
Interest on short-term borrowings	84	81
Interest on long-term debt	295	169
Total interest expense	2,172	1,929
Net interest income	18,164	15,182
Provision for loan losses	453	1,472
Net interest income after provision for loan losses	17,711	13,710
Noninterest income:
Service charges, fees and commissions	1,278	1,021
Commissions and fees on fiduciary activities	118	85
Wealth management income	825	748
Mortgage banking income	597	403
Life insurance investment income	345	217
Net loss on sale of other real estate owned	(206)	(260)
Net gain (loss) on sale of investment securities available-for-sale	484	(17)
Total noninterest income	3,441	2,197
Noninterest expense:
Salaries and employee benefits expense	9,261	10,000
Net occupancy and equipment expense	2,165	2,700
Amortization of intangible assets	340	259
Other expenses	5,357	4,852
Total noninterest expense	17,123	17,811
Income (loss) before income taxes	4,029	(1,904)
Provision for income tax expense (benefit)	962	(1,150)
Net income (loss)	$3,067	($754)
Other comprehensive income (loss):
Unrealized (gain) loss on investment securities available-for-sale	($2,728)	($41)
Reclassification adjustment for (gain) loss included in net income	(484)	17
Change in pension liability	47	(344)
Income tax expense (benefit) related to other comprehensive income	(1,076)	(125)
Other comprehensive income (loss), net of income taxes	(2,089)	(243)
Comprehensive income (loss)	$978	($997)
Per share data:
Net income (loss):
Basic	$0.95	($0.28)
Diluted	$0.95	($0.28)
Average common shares outstanding:
Basic	3,219,339	2,710,558
Diluted	3,241,869	2,719,068
Cash dividends declared	$0.55	$0.55

Riverview Financial Corporation

Consolidated Statements of Income

(In thousands, except per share data)

Three months ended	Dec 31 2016	Sept 30 2016	Jun 30 2016	Mar 31 2016	Dec 31 2015
Interest income:
Interest and fees on loans:
Taxable	$4,203	$4,598	$4,337	$4,427	$3,937
Tax-exempt	190	87	88	86	83
Interest and dividends on investment securities available-for-sale:
Taxable	556	539	435	401	269
Tax-exempt	46	53	91	136	141
Dividends		1	4	3	4
Interest on interest-bearing deposits in other banks	12	13	13	15	10
Interest on federal funds sold			1	1
Total interest income	5,007	5,291	4,969	5,069	4,444
Interest expense:
Interest on deposits	418	447	461	467	385
Interest on short-term borrowings	25	3	13	43	33
Interest on long-term debt	81	77	82	55	36
Total interest expense	524	527	556	565	454
Net interest income	4,483	4,764	4,413	4,504	3,990
Provision for loan losses	169	29	156	99	1,022
Net interest income after provision for loan losses	4,314	4,735	4,257	4,405	2,968
Noninterest income:
Service charges, fees and commissions	345	315	320	298	281
Commissions and fees on fiduciary activities	30	34	35	19	20
Wealth management income	294	194	179	158	186
Mortgage banking income	196	210	109	82	87
Life insurance investment income	69	118	76	82	50
Net gain (loss) on sale of other real estate owned	(90)	(53)	(69)	6	(168)
Net gain (loss) on sale of investment securities available-for-sale		152	334	(2)	13
Total noninterest income	844	970	984	643	469
Noninterest expense:
Salaries and employee benefits expense	2,650	2,334	2,126	2,151	2,364
Net occupancy and equipment expense	548	538	526	553	565
Amortization of intangible assets	93	95	76	76	63
Other expenses	1,255	1,313	1,448	1,341	1,252
Total noninterest expense	4,546	4,280	4,176	4,121	4,244
Income (loss) before income taxes	612	1,425	1,065	927	(807)
Income tax expense (benefit)	124	454	210	174	(401)
Net income (loss)	$488	$971	$855	$753	($406)
Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	($3,668)	($148)	$581	$507	$103
Reclassification adjustment for (gain) loss included in net income		(152)	(334)	2	(13)
Change in pension liability	47				(344)
Income tax expense (benefit) related to other comprehensive income (loss)	(1,231)	(102)	84	173	(86)
Other comprehensive income (loss), net of income taxes	(2,390)	(198)	163	336	(168)
Comprehensive income (loss)	($1,902)	$773	$1,018	$1,089	($574)
Per share data:
Net income (loss):
Basic	$0.15	$0.30	$0.27	$0.23	($0.15)
Diluted	$0.15	$0.30	$0.27	$0.23	($0.15)
Average common shares outstanding:
Basic	3,232,359	3,224,053	3,214,248	3,206,501	2,712,547
Diluted	3,254,719	3,244,689	3,245,868	3,222,005	2,720,349
Cash dividends declared	$0.14	$0.14	$0.14	$0.14	$0.14

Riverview Financial Corporation

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

Three months ended	Dec 31 2016	Sept 30 2016	June 30 2016	Mar 31 2016	Dec 31 2015
Net interest income:
Interest income
Loans, net:
Taxable	$4,203	$4,598	$4,337	$4,427	$3,937
Tax-exempt	288	132	133	130	126
Total loans, net	4,491	4,730	4,470	4,557	4,063
Investments:
Taxable	556	540	439	404	273
Tax-exempt	70	80	138	207	214
Total investments	626	620	577	611	487
Interest on interest-bearing balances in other banks	12	13	13	15	10
Federal funds sold			1	1
Total interest income	5,129	5,363	5,061	5,184	4,560
Interest expense:
Deposits	418	447	461	467	385
Short-term borrowings	25	3	13	43	33
Long-term debt	81	77	82	55	36
Total interest expense	524	527	556	565	454
Net interest income	$4,605	$4,836	$4,505	$4,619	$4,106
Loans, net:
Taxable	4.26%	4.71%	4.49%	4.52%	4.54%
Tax-exempt	9.15%	4.49%	4.31%	4.12%	4.43%
Total loans, net	4.42%	4.70%	4.49%	4.51%	4.53%
Investments:
Taxable	3.28%	3.30%	2.97%	3.02%	3.06%
Tax-exempt	4.82%	4.90%	4.54%	4.32%	4.42%
Total investments	3.40%	3.44%	3.24%	3.37%	3.54%
Interest-bearing balances with banks	0.49%	0.55%	0.54%	0.67%	0.39%
Federal funds sold			0.43%	0.50%
Total earning assets	4.19%	4.43%	4.22%	4.26%	4.30%
Interest expense:
Deposits	0.43%	0.45%	0.47%	0.48%	0.48%
Short-term borrowings	0.65%	0.56%	0.55%	0.58%	0.39%
Long-term debt	2.88%	2.71%	2.90%	2.34%	1.88%
Total interest-bearing liabilities	0.51%	0.51%	0.54%	0.53%	0.50%
Net interest spread	3.68%	3.92%	3.68%	3.73%	3.80%
Net interest margin	3.76%	3.99%	3.75%	3.80%	3.88%

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands, except per share data)

At period end	Dec 31 2016	Sept 30 2016	Jun 30 2016	Mar 31 2016	Dec 31 2015
Assets:
Cash and due from banks	$7,783	$7,066	$6,193	$13,145	$14,679
Interest-bearing balances in other banks	11,337	9,051	8,606	12,194	8,009
Investment securities available-for-sale	73,113	72,371	74,253	73,317	75,850
Loans held for sale	652	820	318	594	1,094
Loans, net	409,343	398,193	398,493	401,482	409,845
Less: allowance for loan losses	3,732	3,637	3,609	3,717	4,365
Net loans	405,611	394,556	394,884	397,765	405,480
Premises and equipment, net	12,201	12,287	12,236	12,349	12,373
Accrued interest receivable	1,726	1,701	1,586	1,610	1,594
Goodwill	5,408	5,408	5,408	4,757	4,757
Other intangible assets, net	1,405	1,497	1,593	1,425	1,501
Other assets	23,812	22,321	22,236	23,759	24,112
Total assets	$543,048	$527,078	$527,313	$540,915	$549,449
Liabilities:
Deposits:
Noninterest-bearing	$73,932	$71,329	$70,230	$69,935	$70,106
Interest-bearing	378,628	387,664	391,217	385,569	378,236
Total deposits	452,560	458,993	461,447	455,504	448,342
Short-term borrowings	31,500	6,000	4,069	25,000	42,575
Long-term debt	11,154	11,257	11,335	11,400	9,350
Accrued interest payable	192	220	221	267	236
Other liabilities	5,722	6,447	6,520	5,766	6,643
Total liabilities	501,128	482,917	483,592	497,937	507,146
Stockholders’ equity:
Common stock	22,077	22,077	22,077	22,077	22,077
Capital surplus	7,195	7,089	6,979	6,812	6,784
Retained earnings	14,845	14,802	14,274	13,861	13,550
Accumulated other comprehensive income (loss)	(2,197)	193	391	228	(108)
Total stockholders’ equity	41,920	44,161	43,721	42,978	42,303
Total liabilities and stockholders’ equity	$543,048	$527,078	$527,313	$540,915	$549,449

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands except per share data)

Average quarterly balances	Dec 31 2016	Sept 30 2016	Jun 30 2016	Mar 31 2016	Dec 31 2015
Assets:
Loans, net:
Taxable	$392,085	$388,752	$388,062	$393,778	$344,201
Tax-exempt	12,510	11,675	12,446	12,714	11,272
Total loans, net	404,595	400,427	400,508	406,492	355,473
Investments:
Taxable	67,423	65,126	59,354	53,747	35,365
Tax-exempt	5,750	6,524	12,203	19,244	19,196
Total investments	73,173	71,650	71,557	72,991	54,561
Interest-bearing balances with banks	9,716	9,371	9,673	8,998	10,219
Federal funds sold	31	199	926	808	15
Total earning assets	487,515	481,647	482,664	489,289	420,268
Other assets	45,300	49,010	50,667	55,785	38,225
Total assets	$532,815	$530,657	$533,331	$545,074	$458,493
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$384,278	$395,272	$392,343	$388,317	$317,374
Noninterest-bearing	72,227	70,956	70,342	68,274	57,101
Total deposits	456,505	466,228	462,685	456,591	374,475
Short-term borrowings	15,213	2,114	9,451	29,593	33,517
Long-term debt	11,203	11,284	11,360	9,440	7,589
Other liabilities	6,709	6,799	6,425	6,615	5,970
Total liabilities	489,630	486,425	489,921	502,239	421,551
Stockholders’ equity	43,185	44,232	43,410	42,835	36,942
Total liabilities and stockholders’ equity	$532,815	$530,657	$533,331	$545,074	$458,493

Riverview Financial Corporation

Asset Quality Data

(In thousands)

	Dec 31 2016	Sept 30 2016	Jun 30 2016	Mar 31 2016	Dec 31 2015
At quarter end:
Nonperforming assets:
Nonaccrual loans	$1,386	$1,463	$1,575	$1,949	$3,182
Accruing restructured loans	5,805	6,017	6,600	6,626	6,666
Accruing loans past due 90 days or more	359	133	349	199	89
Foreclosed assets	625	988	842	1,043	885
Total nonperforming assets	$8,175	$8,601	$9,366	$9,817	$10,822
Three months ended:
Allowance for loan losses:
Beginning balance	$3,637	$3,609	$3,717	$4,365	$3,994
Charge-offs	78	35	303	758	652
Recoveries	4	34	39	11	1
Provision for loan losses	169	29	156	99	1,022
Ending balance	$3,732	$3,637	$3,609	$3,717	$4,365

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Dec 31 2016	Sept 30 2016	Jun 30 2016	Mar 30 2016	Dec 31 2015
Three months ended:
Core net income (loss) per share:
Net income (loss) GAAP	$488	$971	$855	$753	($406)
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax		100	220	(1)	9
Add: Acquisition related expenses, net of tax		3	104	42	350
Net income (loss) Core	$488	$874	$739	$796	($65)
Average common shares outstanding	3,232,359	3,224,053	3,214,248	3,206,501	2,712,547
Core net income (loss) per share	$0.15	$0.27	$0.23	$0.25	($0.02)
Tangible book value:
Total stockholders’ equity	$41,920	$44,161	$43,721	$42,978	$42,303
Less: Goodwill	5,408	5,408	5,408	4,757	4,757
Less: Other intangible assets, net	1,405	1,497	1,593	1,425	1,501
Total tangible stockholders’ equity	$35,107	$37,256	$36,720	$36,796	$36,045
Common shares outstanding	3,237,859	3,229,467	3,220,934	3,206,927	3,205,544
Tangible book value per share	$10.84	$11.54	$11.40	$11.47	$11.24
Core return on average stockholders’ equity:
Net income (loss) GAAP	$488	$971	$855	$753	($406)
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax		100	220	(1)	9
Add: Acquisition related expenses, net of tax		3	104	42	350
Net income (loss) Core	$488	$874	$739	$796	($65)
Average stockholders’ equity	$43,185	$44,232	$43,410	$42,835	$36,942
Core return on average stockholders’ equity	4.50%	7.86%	6.85%	7.45%	(0.70%)
Return on average tangible equity:
Net income (loss) GAAP	$488	$971	$855	$753	($406)
Average stockholders’ equity	$43,185	$44,232	$43,410	$42,835	$36,942
Less: average intangibles	6,859	6,953	6,591	6,220	3,129
Average tangible stockholders’ equity	$36,326	$37,279	$36,819	$36,615	$33,813
Return on average tangible stockholders’ equity	5.34%	10.36%	9.34%	8.25%	(4.76%)
Core return on average tangible stockholders’ equity:
Net income (loss) GAAP	$488	$971	$855	$753	($406)
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax		100	220	(1)	9
Add: Acquisition related expenses, net of tax		3	104	42	350
Net income (loss) Core	$488	$874	$739	$796	($65)
Average stockholders’ equity	$43,185	$44,232	$43,410	$42,835	$36,942
Less: average intangibles	6,859	6,953	6,591	6,220	3,129
Average tangible stockholders’ equity	$36,326	$37,279	$36,819	$36,615	$33,813
Core return on average tangible stockholders’ equity	5.34%	9.33%	8.07%	8.72%	(0.76%)
Core return on average assets:
Net income (loss) GAAP	$488	$971	$855	$753	($406)
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax		100	220	(1)	9
Add: Acquisition related expenses, net of tax		3	104	42	350
Net income (loss) Core	$488	$874	$7391	$796	($65)
Average assets	$532,815	$530,657	$533,331	$545,074	$458,493
Core return on average assets	0.36%	0.66%	0.56%	0.59%	(0.06%)

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Dec 31 2016	Dec 31 2015
Twelve months ended:
Core net income per share:
Net income (loss) GAAP	$3,067	($754)
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	319	(11)
Add: Acquisition related expenses, net of tax	148	2,165
Net income Core	$2,896	$1,422
Average common shares outstanding	3,219,339	2,711,558
Core net income per share	$0.90	$0.52